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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments thereto may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning such person contained herein, but shall not be responsible for the completeness and accuracy concerning the other signatories, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Date:  NOVEMBER 26, 1999                     /s/      G. Michael Harris
     ------------------------                -----------------------------------
                                                      G. Michael Harris

Date:  NOVEMBER 26, 1999                     /s/      Amy Harris, TBIE
     ------------------------                -----------------------------------
                                                      Amy Harris, TBIE

Date:  NOVEMBER 26, 1999                     /s/      Arnie Geller
     ------------------------                -----------------------------------
                                                      Arnie Geller

Date:  NOVEMBER 26, 1999                     /s/      Joe Marsh
     ------------------------                -----------------------------------
                                                      Joe Marsh

Date:  NOVEMBER 26, 1999                     /s/      Jon Thompson
     ------------------------                -----------------------------------
                                                      Jon Thompson

Date:  NOVEMBER 26, 1999                     /s/      John A. Joslyn
     ------------------------                -----------------------------------
                                                      John A. Joslyn

Date:  NOVEMBER 26, 1999                     /s/      G. Michael Harris
     ------------------------                ----------------------------------
                                                      TAG Acquisition LLC
                                                      By G. Michael Harris
                                                      its Managing Partner

Date:  NOVEMBER 26, 1999                     /s/      Steven P. Sybesma
     ------------------------                -----------------------------------
                                                      Steven P. Sybesma

Date:  NOVEMBER 26, 1999                     /s/      David Lucas
     ------------------------                -----------------------------------
                                                      David Lucas

Date:  NOVEMBER 26, 1999                     /s/      Stanley Thomas
     ------------------------                -----------------------------------
                                                      Stanley Thomas

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